Exhibit 99.1

FORM OF PROXY CARD — SUBJECT TO COMPLETION

WINTERGREEN ACQUISITION CORP.

PROXY CARD FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON [MONTH] [DAY], 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [       ] and [       ] (the “Proxies”), and each of them independently, with full power of substitution, to represent and vote all ordinary shares of Wintergreen Acquisition Corp. (“Wintergreen”) that the undersigned is entitled to vote at the Extraordinary General Meeting of Shareholders of Wintergreen to be held on [       ], 2026, at [   ] [a.m.], Beijing Time, at [   ], and at any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, AND 6. ---

VOTING PROPOSALS

Please mark your votes as indicated in this example: ☒

Proposal	FOR	AGAINST	ABSTAIN

1. The Business Combination Proposal

To approve, as an ordinary resolution, the Merger Agreement, a copy of which is attached as Annex A to the proxy statement/prospectus, and the transactions contemplated therein.

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2. The Name Change Proposal

To approve, as a special resolution, (i) the change of name by Wintergreen from “Wintergreen Acquisition Corp.” to “KIKA Inc.” or other name as the Board of Directors of Wintergreen may determine upon the consummation of the Business Combination, subject to and conditional upon the necessary approval of the Registrar of Companies of the Cayman Islands, and (ii) authorization for the registered office provider and directors to undertake all required matters to give effect to this resolution.

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3. The Nasdaq Proposal

To approve, as an ordinary resolution, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of Wintergreen ordinary shares in a private placement in connection with the Business Combination.

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4. The Charter Amendment Proposal

To approve, as a special resolution, the adoption of the second amended and restated memorandum and articles of association, substantially in the form attached as Annex B to the proxy statement/prospectus, in substitution for and to the exclusion of the existing amended and restated memorandum and articles of association, effective from the completion of the Business Combination.

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5. The Director Election Proposal

To approve, as an ordinary resolution, the election of each of the following individuals to serve as directors on the board of directors of New KIKA upon the consummation of the Business Combination: (01) Tony Han, (02) Maggie Huang, (03) Weiming Tan, (04) Xiangxiang Wei, and (05) Ru Ding.

FOR ALL NOMINEES	WITHHOLD ALL NOMINEES	FOR ALL EXCEPT
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(To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line below.)

Proposal	FOR	AGAINST	ABSTAIN

6. The Adjournment Proposal

To approve, as an ordinary resolution, the adjournment of the extraordinary general meeting, if necessary or advisable, in the event Wintergreen does not receive the requisite shareholder vote to approve one or more proposals presented to shareholders for vote.

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AUTHORIZED SIGNATURES

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date: ________________, 2026

Signature:  _________________________________________________

Signature (Joint Owners): ____________________________________

Title (if applicable):  _________________________________________